SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Workforce Systems Corp.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                     --------------------------------------
                    (State of incorporation or organization)

                                   65-0353816
                       ----------------------------------
                      (I.R.S. Employer Identification No.)

              8870 Cedar Springs Lane, Suite 5, Knoxville, TN 37923
              -----------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

                      Title of each class to be registered
                      ------------------------------------
                                      none

                         Name of each exchange on which
                         each class is to be registered
                         ------------------------------
                                      none

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
                     ---------------------------------------
                                (Title of class)



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Item 1.    Description of Registrant's Securities to be Registered.

      A description of the Registrant's securities are hereby incorporated by reference to the Registrant's Registration Statement on Form SB-2, File No. 333-11189.

Item 2.    Exhibits.

3.1 Articles of Incorporation are hereby incorporated by reference to the Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on January 12, 1993

3.2 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series B $5.00 Cumulative Convertible Preferred Stock are hereby incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on July 13,
                  1994

3.3 Articles of Amendment to the Articles of Incorporation changing the corporation name are hereby incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on July 11, 1994

3.4 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series A and Series C Preferred Stock are hereby incorporated by refer ence to the Report on Form 10-QSB for the quarter ended December 31, 1994 as filed with the Securities and Exchange Commission on February 15, 1995

3.5 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series D Preferred Stock is hereby incorporated by reference to the Report on Form 10-KSB for the fiscal year ended June 30, 1996 as filed with the Securities and Exchange Commission on October 15, 1996

3.6 By-Laws of the Company are hereby incorporated by reference to the Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on January 12, 1993.








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3.7               Articles  of  Amendment  to  the  Articles  of   Incorporation
                  increasing the amount of authorized common stock and setting the redemption for the Series D Preferred Stock are hereby incorporated by reference to the Registration Statement on Form SB-2, File No. 333-11189.

3.8 Articles of Amendment to the Articles of Incorporation decreasing the number of authorized common stock and effecting a four for one reverse stock split of the common stock are hereby incorporated by reference to the Registration Statement on Form SB-2, File No. 333-11189.





































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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange At of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Workforce Systems Corp.

Date: June 5, 1997                  By: /s/ Ella Chesnutt
                                       ------------------
                                            Ella Chesnutt,
                                            Chairman of the Board
                                            and Principal Executive Officer




























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